As filed with the Securities and Exchange Commission on August 5, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SABA SOFTWARE, INC.

(Exact name of the Registrant as specified in its charter)

Delaware	94-3267638
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

2400 Bridge Parkway

Redwood Shores, California 94065

(Address of principal executive offices)

Saba Software, Inc. 2000 Stock Incentive Plan

Saba Software, Inc. 2000 Employee Stock Purchase Plan

(Full title of the plans)

Peter E. Williams III

Vice President

Saba Software, Inc.

2400 Bridge Parkway

Redwood Shores, California 94065

(650) 696-3840

(Name, address and telephone number of agent for service)

Copy to:

Paul “Chip” Lion III, Esq.

Morrison & Foerster LLP

755 Page Mill Road

Palo Alto, CA 94304-1018

(650) 813-5600

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)		Proposed Maximum Offering Price Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common Stock, $0.001 par value	662,215	(3)	$4.47	$2,960,101.05	$239.47
Common Stock, $0.001 par value	264,886	(4)	$4.47	$1,184,040.42	$95.79

TOTAL:	927,101			$4,144,141.47	$335.26

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the referenced plans.
(2)	Estimated solely for purposes of calculating the registration fee. Pursuant to Rule 457(h) and Rule 457(c) of the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the high and low prices per share of registrant’s Common Stock as reported on the Nasdaq National Market on July 30, 2003.
(3)	Represents shares automatically reserved on June 1, 2003 under the terms of Registrant’s 2000 Stock Incentive Plan. Shares issuable under the 2000 Sock Incentive Plan were initially registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on April 6, 2000 (Registration No. 333-34170).
(4)	Represents shares automatically reserved on June 1, 2003 under the terms of Registrant’s 2000 Employee Stock Purchase Plan. Shares issuable under the 2000 Employee Stock Purchase Plan were initially registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on April 6, 2000 (Registration No. 333-34168).

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, this registration statement is filed to register 662,215 additional shares of the registrant’s common stock, par value $0.001 per share, reserved for issuance under the terms of the Saba Software, Inc. 2000 Stock Incentive Plan, as amended and restated, and to register 264,886 additional shares of the registrant’s common stock, par value $0.001 per share, reserved for issuance under the terms of the Saba Software, Inc. Employee Stock Purchase Plan, as amended and restated. The contents of the Registration Statement on Form S-8 filed by the registrant with the Securities and Exchange Commission on July 19, 2002 (File No. 333-96809), the contents of the Registration Statement on Form S-8 filed by the registrant with the Securities and Exchange Commission on April 6, 2000 (File No. 333-34168) and the contents of the Registration Statement on Form S-8 filed by the registrant on April 6, 2000 (File No. 333-34170) are hereby incorporated by reference in this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents filed by Saba Software, Inc. (the “Registrant”) with the Commission are incorporated by reference herein:

1.    The Registrant’s Annual Report on Form 10-K for the fiscal year ended May 31, 2002, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2.    The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on April 5, 2000.

3.    All other reports filed by Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Annual Report described in 1. above.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.    Exhibits.

Exhibit Number	Document
5.1	Opinion of Morrison & Foerster LLP

23.1	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, Independent Auditors

24.1	Power of Attorney (see Signature Page)

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant, Saba Software, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood Shores, State of California, on August 5, 2003.

SABA SOFTWARE, INC.

By:	/S/ GENO P. TOLARI
Geno P. Tolari Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, Geno P. Tolari and Peter E. Williams III, with full power to act alone, as his true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	CAPACITY	DATE

/S/ GENO P. TOLARI	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	August 5, 2003

Geno P. Tolari

/S/ RONALD W. KISLING	Chief Financial Officer (Principal Financial and Accounting Officer)	August 5, 2003

Ronald Kisling

/S/ BOBBY YAZDANI	President and Chief Operating Officer	August 5, 2003

Bobby Yazdani

/S/ DOUGLAS C. ALLRED	Director	August 5, 2003

Douglas C. Allred

/S/ CLIFTON T. WEATHERFORD	Director	August 5, 2003

Clifton T. Weatherford

/S/ JOE E. KIANI	Director	August 5, 2003

Joe E. Kiani

Director

Michael J. Moritz

INDEX TO EXHIBITS

Exhibit Number	Document
5.1	Opinion of Morrison & Foerster LLP

23.1	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, Independent Auditors

24.1	Power of Attorney (see Signature Page)